EXHIBIT 10(e)

                 GHK COMPANY COLOMBIA SHARE PURCHASE AGREEMENT

THIS AGREEMENT dated for reference the 26th day of July, 1996

BETWEEN:

            ROBERT A. HEFNER, III, Businessman, of 2121 Kirby Drive #65E, Houston, Texas 77019, in the United States of America

            (hereinafter called the "Vendor")

AND:

            SEVEN SEAS PETROLEUM COLOMBIA INC., a company incorporated under the laws of the Cayman Islands and having a business address at 1900 Post Oak Boulevard, Suite 960, Houston, Texas, 77056, in the United States of America

            (hereinafter called "SSPC")

AND:

            SEVEN SEAS PETROLEUM INC., a company incorporated under the laws of the Province of British Columbia with registered offices at 800 - 885 West Georgia Street, Vancouver, British

            Columbia, Canada, V6C 3H1

            (hereinafter called "SSPI")

WITNESSES THAT WHEREAS:

A. The Vendor is the registered and beneficial owner of all of the issued and outstanding shares of the Company;

B. The Vendor has agreed to sell and SSPI has agreed to purchase the Vendor's Shares on the terms and conditions detailed herein.

THEREFORE in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto covenant and agree each with the other as follows:

1.          INTERPRETATION

1.1 In this Agreement, including the schedules hereto, except as otherwise expressly provided:
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                                      - 2 -

      (a) "Agreement" means this agreement, including the preamble and the Schedules hereto, as it may from time to time be supplemented or amended;

      (b) "Association Contracts" means the association contracts between the Company and Empressa Colombiana de Petroles S.A. respecting the Properties;

      (c) "Cimarrona Agreement" means the agreement of even date between certain members of Cimarrona Limited Liability Company on the one hand, and SSPI and SSPC on the other hand respecting the acquisition by SSPI of a 62.963% membership interest in Cimarrona LLC;

      (d) "Closing" means the completion of the transactions contemplated in this Agreement in accordance with its terms;

      (e) "Closing Certificate" means a closing certificate executed by or on behalf of, inter alia, the parties to this Agreement;

      (f) "Closing Date" means the date of the closing of the transactions contemplated herein;

      (g)   "Company" means GHK Company Colombia;

      (h) "Escrow Agreement" means that agreement providing for the escrowing of certain of the SSPI Preferred Shares in the form attached as Schedule "I" hereto;

      (i) "Esmeralda Agreement" means the agreement of even date between the members of Esmeralda Limited Liability Company on the one hand, and SSPI, SSPC and Seven Seas Petroleum Holdings Inc. on the other hand respecting the acquisition by SSPI of the members' interests in Esmeralda LLC;

      (j) "Final Prospectus" means a final prospectus of SSPI which qualifies INTER ALIA the exchange of the SSPI Preferred Shares for the SSPI Shares;

      (k) "Financial Statements" means the financial statements of the Company attached as Schedule "A" hereto;

      (l) "JOA" means that joint operating agreement dated August 1, 1994 respecting the operatorship of the Properties;

      (m) "Liens" means all liens, mortgages, debentures, charges, hypothecations, pledges or other security interests or encumbrances of whatever kind;
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                                      - 3 -

      (n) "Management Contract" means that management contract to be entered into between the Company, GHK Company, LLC, SSPI and SSPC in the form attached as Schedule "C" hereto;

      (o) "Material Adverse Effect" means an adverse effect that is, or would be, singly or in the aggregate material;

      (p) "1933 Act" means the SECURITIES ACT OF 1933 (United States) as amended;

      (q) "Preliminary Prospectus" means a preliminary prospectus of SSPI which qualifies the exchange of the SSPI Preferred Shares for the SSPI Shares;

      (r) "Properties" means the Dindal and Rio Seco areas located in the Upper Magdalena Basin of Colombia as described in the Association Contracts;

      (s) "Public Record" means, in respect of SSPI, the financial statements, offering memoranda, material change reports, information circulars, press releases and all other documents and information filed or required to be filed with the Ontario Securities Commission or the Alberta Securities Commission on or during the 12 months preceding the date of this Agreement;

      (t) "Registration Rights Agreement" means that registration rights agreement between, INTER ALIA, SSPI and the Vendor, in the form attached as Schedule "J" hereto;

      (u) "SSPI Financial Statements" means the audited, consolidated financial statements of SSPI as at and for the year ended December 31, 1995 and the unaudited, consolidated financial statements of SSPI for the six month period ended June 30, 1996;

      (v) "SSPI Preferred Shares" means a total of 5,002,972 Class "A" preferred shares Series I of SSPI having the rights and restrictions as detailed in the Articles of SSPI attached as Schedule "B" hereto;

      (w) "SSPI Shares" means the common shares of SSPI to be issued upon conversion of the SSPI Preferred Shares;

      (x) "Statement Date" means the date to which the Financial Statements of the Company were prepared;

      (y) "U.S. Person" has the meaning set out in Regulation S under the 1933 Act;

      (z)   "Vendor's Shares" means the shares of the Vendor in the Company;
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                                      - 4 -

      (aa) "Voting Support Agreement" means the shareholders voting support agreement in the form attached as Schedule "D" hereto;

      (ab) all references in this Agreement to a designated "Section" or other subdivision or to a Schedule are to the designated Section or other subdivision of, or Schedule to, this Agreement;

      (ac) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision or Schedule;

      (ad) the headings are for convenience only and do not form a part of this Agreement and are not intended to interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof;

      (ae) the singular of any term includes the plural, and vice versa; the use of any term is equally applicable to any gender and, where applicable, a body corporate; the word "or" is not exclusive and the word "including" is not limiting (whether or not non-limiting language, such as "without limitation" or "but not limited to" or words of similar import, is used with reference thereto);

      (af) in respect of the Company, any accounting term not otherwise defined has the meaning assigned to it in accordance with United States tax basis accounting practices;

      (ag) in respect of SSPI and SSPC, any accounting term not otherwise defined has the meaning assigned to it in accordance with Canadian generally accepted accounting principles;

      (ah) where any representation or warranty is made "to the knowledge of" any party, such party will not be liable for a misrepresentation or breach of warranty by reason of the fact, state of facts, or circumstance in respect of which the representation or warranty is given being untrue if such party proves it did not have actual knowledge thereof;

      (ai) in respect of SSPI and SSPC, where any representation or warranty is made to the knowledge of one, it is deemed to be to the knowledge of both; and

      (aj) where any representation or warranty of the Vendor references disclosure to either SSPI or SSPC, disclosure to one is deemed to be disclosure to both.

1.2         The following are the Schedules to this Agreement:
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              SCHEDULE        DESCRIPTION
              --------        -----------
                  A           Financial Statements
                  B           Memorandum and Articles of SSPI
                  C           Management Contract
                  D           Voting Support Agreement
                  E           Directors and Officers of the Company
                  F           Outstanding Indebtedness
                  G           Surviving Contracts
                  H           Cost Allocation
                  I           Escrow Agreement
                  J           Registration Rights Agreement

2.          PURCHASE AND SALE

2.1 Subject to the terms and conditions of this Agreement, the Vendor hereby sells and assigns to SSPI, and SSPI hereby purchases from the Vendor the Vendor's Shares free and clear of any Liens.

2.2 SSPI hereby directs the Vendor to transfer the Vendor's Shares to and into the name of SSPC, and SSPC hereby acknowledges its entitlement to and receipt of the Vendor's Shares.

2.3 The Purchase Price payable by SSPI for the Vendor's Shares shall be the SSPI Preferred Shares which are hereby issued and tendered to the Vendor, and the Vendor hereby acknowledges receipt of same.

3.          VENDOR'S WARRANTIES AND REPRESENTATIONS

3.1 The Vendor warrants and represents to SSPI, with the intent that SSPI will rely thereon in entering into this Agreement and in concluding the purchase and sale contemplated herein, that on the date hereof:

      (a) the Vendor is the registered holder and beneficial owner of the Vendor's Shares free and clear of all Liens, and the Vendor has no interest, legal or beneficial, direct or indirect, in any shares of, or the assets or business of, the Company other than the Vendor's Shares, the Management Contract and any interest arising from the Vendor's beneficial ownership interest in Esmeralda LLC;

      (b) the Vendor's Shares represent all of the issued and outstanding shares of the Company;

      (c) with the exception of this Agreement, no party has any agreement, right or option, consensual or arising by law, present or future, contingent or absolute, or capable of becoming an agreement, right or option:
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                                      - 6 -

            (i) to require the Company to issue or allot any further or other shares in its capital or any other security convertible or exchangeable into shares in its capital or to convert or exchange any securities into or for shares in the capital of the Company;

            (ii) to require the Company to purchase, redeem or otherwise acquire any of the issued and outstanding shares in its capital; or

            (iii) to purchase or otherwise acquire any shares in the capital of the Company;

      (d) the Vendor has good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer the legal and beneficial title and ownership of the Vendor's Shares to SSPC;

      (e) the Company is duly incorporated, validly existing and in good standing under the laws of the State of Oklahoma;

      (f) the directors and officers of the Company are as described in Schedule "E";

      (g) all alterations to the constating documents of the Company since its incorporation have been duly approved by the shareholders of the Company and registered with the appropriate authorities where required;

      (h) to the Vendor's knowledge, the Company is duly registered to carry on business in all jurisdictions in which the Company carries on business except where the failure to so register would not have a Material Adverse Effect on the Company;

      (i) to the Vendor's knowledge, the Company has the power, authority and capacity to carry on its business as presently conducted by it;

      (j) the Company holds the 10.944% participating interest under the Association Contracts, free and clear of all Liens;

      (k) the Company carries on no other business other than the holding of the 10.944% participating interest under the Association Contracts and acting as operator of the Properties;

      (l) to the Vendor's knowledge, the Association Contract is in good standing and remains in full force and effect;

      (m) to the Vendor's knowledge, the Company holds all licences and permits required for the conduct in the ordinary course of its business as presently conducted by it and all such licences and permits are in good standing and
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                                      - 7 -

            the conduct and uses of the same by the Company are in compliance with all laws, and other restrictions, rules, regulations and ordinances applicable to the Company and its respective business, save and except for breaches which do not have a Material Adverse Effect on the Company or its business as presently conducted and with the exception that no such representation and warranty is given with respect to any permit, license, contract consent or authority granted under or in connection with the Association Contracts;

      (n) the making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof will not:

            (i) conflict with or result in a breach of or violate any of the terms, conditions, or provisions of the constating documents of the Company;

            (ii) to the Vendor's knowledge, conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any court or governmental authority, domestic or foreign, to which the Company or the Vendor is subject or constitute or result in a default under any agreement, contract or commitment to which the Company or the Vendor is a party with the exception that no such representation and warranty is made with respect to or in connection with the Association Contracts;

            (iii) to the Vendor's knowledge, give to any person any remedy, cause of action, right of termination, cancellation or acceleration in or with respect to any understanding, agreement, contract, or commitment, written, oral or implied, to which the Company is a party with the exception that no such representation and warranty is made with respect to the Association Contracts;

            (iv) to the Vendor's knowledge, give to any government or governmental authority including any governmental department, commission, bureau, board, or administrative agency any right of termination, cancellation, or suspension of, or constitute a breach of or result in a default under any permit, license, control, or authority issued to the Company and which is necessary or desirable in connection with the conduct and operation of the businesses currently conducted by the Company with the exception that no such representation and warranty is given with respect to any permit, license, contract or authority granted under or in connection with the Association Contracts;

            (v) to the Vendor's knowledge, constitute a default by the Company or an event which, with the giving of notice or lapse of time or both, might constitute an event of default or non-observance under any agreement, contract, indenture or other instrument relating to any indebtedness of any of the Company which would give any
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                                      - 8 -

                  party the right to accelerate the maturity for the payment of any amount payable under that agreement, contract, indenture, or other instrument;

            so as to have a Material Adverse Effect on the Company;

      (o) the Financial Statements were prepared on a cash basis in accordance with U.S. tax regulations applied on a basis consistent with prior years and are true and correct in every material respect;

      (p) to the Vendor's knowledge, there is no indebtedness of the Company, including to the Vendor, which is not disclosed or reflected in the Company's Financial Statements other than as detailed in Schedule "F";

      (q) to the Vendor's knowledge, the Company has been assessed for income tax for all years to and including the most recent fiscal year end of the Company to which the Financial Statements are made up, and the Company has withheld and remitted to all applicable tax collecting authorities all amounts required to be remitted to all tax collecting authorities respecting payments to employees or to non-residents, or otherwise and has paid all instalments of corporate taxes due and payable as of the date hereof;

      (r) to the Vendor's knowledge, all tax returns and reports of the Company required by law to be filed prior to the date hereof including all income tax returns and all other corporate tax returns required to be filed with any governmental taxing authority or board have been filed and are true, complete and correct, and all taxes and other government charges including all income, excise, sales, business and property taxes and other rates, charges, assessment, levies, duties, taxes, contributions, fees and licenses required to be paid have been paid, and if not required to be paid as at the date hereof, have been accrued in the Financial Statements;

      (s) to the Vendor's knowledge, adequate provision has been made for taxes payable by the Company which are not yet due and payable and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or reassessment of any tax return by any taxing authority or for the filing of any tax return by or payment of any tax, governmental charge or deficiency by the Company, and to the Vendor's knowledge, there are no contingent tax liabilities or any grounds which would prompt a re-assessment;

      (t) to the Vendor's knowledge, no authorization, approval, order, license, permit or consent of any governmental authority, regulatory body or court, and no registration, declaration or filing by the Vendor or the Company with any such governmental authority, regulatory body or court remains outstanding in order for the Vendor to complete the within purchase and sale, to duly perform and observe the terms and provisions of this Agreement, and to render this Agreement legal, valid, binding and enforceable in accordance with its terms with the exception that no representation and warranty is given as to any authorizations, approvals, orders, licenses, permits or consents granted under or in connection with the Association Contracts;

      (u) the Vendor does not have any specific information relating to the Company which is not generally known and which to the knowledge of the Vendor has not been disclosed to, SSPC or SSPI and which if known could reasonably be expected to have a Material Adverse Effect on the Company;

      (v)   (i)   to the Vendor's knowledge, the business of the Company as
                  currently carried on by it, and in particular the conduct of the Company as operator of the Properties, complies with all applicable laws, judgments, decrees, orders, injunctions, rules, statutes and regulations of all courts, arbitrators or governmental authorities, including all environmental, health and safety statutes and regulations except where the failure to comply would not have a Material Adverse Effect on the Company;

            (ii) to the Vendor's knowledge, the Company' business, assets or properties are not subject to any judicial or administrative proceeding alleging the violation of any applicable environmental, health or safety law, judgment, decree, order, injunction, rule, statute or regulation except where such proceeding would not have a Material Adverse Effect on the Company;

      (w) since the date of the Company's most recent Financial Statements, to the Vendor's knowledge, there has not been any occurrence or event which has had, or might reasonably be expected to have, a Material Adverse Effect on the business of the Company as currently carried on or the results of its operations;

      (x) to the Vendor's knowledge, other than as disclosed in Schedule "G" hereto, the Company does not have any material contract, agreement, undertaking or arrangement, whether oral, written or implied, which cannot be terminated on not more than one month's notice and the Company does not have any outstanding material agreements, contracts or commitments (whether written or oral) whatsoever relating to or affecting the conduct of its business as currently carried on or any of its assets or for the purchase, sale or lease of its assets with the exception of this Agreement;

      (y) there are no actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of the Vendor threatened against or affecting the Company at law or in equity or before or by any court or federal, state, municipal or other governmental authority, department, commission, board, tribunal, bureau or agency and the Company is not a party to or threatened with any litigation which in either case would have a Material Adverse Effect on the Company;

      (z)   [intentionally left blank]

      (aa) the Company has not guaranteed, or agreed to guarantee, any indebtedness or other obligation of any party, except in the ordinary course of its business as operator of the Properties and except as described in the Financial Statements, under the Association Contracts, the JOA and under a trust agreement with SSPC pertaining to SSPC's interest in the Association Contracts;

      (ab)  the Company has no employees;

      (ac)  since the date of the most recent Financial Statements:

            (i) no dividends of any kind or other distribution on any shares of the Company has been declared or paid by the Company;

            (ii) except as required under the Association Contracts, no single capital expenditure or commitment therefor has been made by the Company other than as previously disclosed in writing to SSPC; and

            (iii) the Company has not increased the pay of or paid or agreed to pay any pension, bonus, share of profits or other similar benefit to or for the benefit of any agent, director or officer of the Company, except increases in the normal course of business;

      (ad)  the Vendor:

            (i)   is a U.S. Person;

            (ii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the transactions detailed in this Agreement and is able to bear the economic risk of loss arising from the transactions contained herein;

            (iii) is acquiring the SSPI Preferred Shares and will acquire the
                  SSPI Shares for investment only and not with a view to resale or distribution and, in particular, has no intention to distribute either directly or indirectly any of the SSPI Preferred Shares or the SSPI Shares in the United States or to U.S. Persons other than pursuant to registration thereof pursuant to the 1933 Act and any applicable State securities laws, or unless an exemption from such registration requirements is available or registration is not required pursuant to Regulation S under the 1933 Act or registration is otherwise not required under the 1933 Act, and the Vendor hereby acknowledges that SSPI has no obligation or present intention of filing a registration statement under the 1933 Act in respect of the SSPI Preferred Shares or the SSPI Shares;

            (iv) understands that the SSPI Preferred Shares and the SSPI Shares have not been and will not be registered under the 1933 Act and that the issuance contemplated hereby is being made in reliance on an exemption from such registration requirement;

            (v) is a natural person whose individual net worth, or joint net worth with his spouse, on the date of purchase exceeds US $1,000,000;

      (ae) the Vendor is aware that if he decides to offer, sell or otherwise transfer any of the SSPI Preferred Shares or SSPI Shares, he will not offer, sell or otherwise transfer any of such securities directly or indirectly, unless:

            (ix)  the sale is to SSPI;

            (x) the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the 1933 Act and in compliance with applicable local laws and regulations;

            (xi) the sale is made pursuant to the exemption from the registration requirements under the 1933 Act provided by Rule 144 thereunder if available and in accordance with any applicable state securities or "Blue Sky" laws; or

            (xii) the SSPI Preferred Shares or SSPI Shares are sold in a transaction that does not require registration under the 1933 Act or any applicable U.S. state laws and regulations governing the offer and sale of securities, and it has prior to such sale furnished to SSPI an opinion of counsel reasonably satisfactory to SSPI;

      (af) the SSPI Preferred Shares were not acquired as a result of, and the Vendor will not engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of the SSPI Preferred Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the SSPI Preferred Shares or SSPI Shares; provided, however, that the Vendor may sell or otherwise dispose of any of the SSPI Preferred Shares or SSPI Shares pursuant to registration of the SSPI Preferred Shares or SSPI Shares pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein; and

      (ag) the Vendor is aware that upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the 1933 Act or applicable U.S. State laws and regulations, the certificates representing any of the SSPI Preferred Shares or SSPI Shares will bear a legend in substantially the following form:

                  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THE HOLDER HEREOF, BY ACQUIRING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (a) TO THE COMPANY, (b) OUTSIDE THE UNITED STATES IN

                  ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAW, (c) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (d) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL, OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE COMPANY. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA; A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY" MAY BE OBTAINED FROM THE REGISTRAR AND TRANSFER AGENT OF THE COMPANY UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE COMPANY AND ITS REGISTRAR AND TRANSFER AGENT, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS."

            and that any certificate representing SSPI Shares issuable in exchange for the SSPI Preferred Shares or in substitution thereof will bear the same legend; provided that if the SSPI Shares are being sold in the manner described in subsection 3.1 (ae)(ii) above, the legend may be removed by providing a declaration to the registrar and transfer agent of SSPI in the form agreed upon by SSPI (or as SSPI may reasonably prescribe from time to time);

                  "The Undersigned (A) acknowledges that the sale of the securities to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States SECURITIES ACT OF 1933, as amended (the "1933 Act') and (B) certifies that: (1) the seller is not an affiliate of the Company as defined in the 1933 Act (other than solely by virtue of his position as an officer or director of the Company); (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated or (b) at the time the sale was made, the buyer was outside the United States";

      (ah)  the Vendor is a resident of the State of Texas;

      (ai) the Vendor is not acquiring the SSPI Preferred Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

      (aj) the Company has provided to SSPC all material drilling, completion and testing information in its possession for the El Segundo No. 1 well and any and all material engineering or other evaluations which the Company has done based on such information; and

4.          SSPC'S AND SSPI'S WARRANTIES AND REPRESENTATIONS

4.1 SSPC and SSPI jointly and severally warrant and represent to the Vendor, with the intent that the Vendor will rely thereon in entering into this Agreement and in concluding the purchase and sale contemplated herein, that on the date hereof:

      (a) SSPC has been duly and validly incorporated and is a validly existing corporation in good standing under the laws of the Cayman Islands, with all necessary power, authority and capacity to own its property and assets and carry on its business as presently carried on by it and to complete the transactions provided for herein;

      (b) SSPI has been duly and validly incorporated and is a validly existing corporation in good standing under the laws of the Province of British Columbia, with all necessary power, authority and capacity to own its property and assets and carry on its business as presently carried on by it and to complete the transactions provided for herein;

      (c) SSPI is a reporting issuer in good standing under the securities laws of Ontario and Alberta and, since March 31, 1996, no material change relating to SSPI has occurred with respect to which the requisite material change report has not been filed under the applicable securities laws in Ontario and Alberta and no such disclosure has been made on a confidential basis;

      (d) SSPI is not a reporting issuer under the securities laws of any other province, state, country or other jurisdiction;

      (e) SSPI has full corporate power and authority to issue the SSPI Preferred Shares and the SSPI Shares upon the conversion of the SSPI Preferred Shares; the SSPI Preferred Shares have been duly and validly created, authorized, allotted and issued, the SSPI Shares issuable upon conversion of the SSPI Preferred Shares have been duly and validly authorized, allotted and reserved for issuance upon such conversion and will, upon conversion in accordance with the terms of the Articles of SSPI, be duly and validly issued as fully paid and non-assessable shares;

      (f) the authorized capital of SSPI consists of 100,000,000 common shares without par value and 10,000,000 Class "A" preferred shares without par value of which 12,995,463 common shares (and no Class "A" preferred shares with the exception of the SSPI Preferred Shares) are issued and outstanding as at the date hereof; a further 1,085,000 common shares are reserved for issuance pursuant to the exercise of incentive stock options; and a further 3,000,000 common shares are reserved for issuance pursuant to the exercise of special warrants previously issued by way of a private placement; as a result of which the total issued and outstanding share capital of SSPI on a fully diluted basis is 17,080,463;

      (g) the creation, terms (including the terms of conversion), authorization, allotment and issuance to the Vendor of the SSPI Preferred Shares comply with all applicable securities and other statutes, rules, regulations and policies;

      (h) the authorized capital of SSPC consists of 50,000 common shares with a par value of $1.00 (US) each, of which one share is issued and outstanding as at the date hereof, and SSPI is the registered and beneficial owner thereof;

      (i) all alterations to the constating documents of each of SSPI and SSPC since their incorporation have been duly approved by the shareholders of SSPI and SSPC respectively and registered with the appropriate authorities;

      (j) each of SSPI and SSPC is duly registered to carry on business in all jurisdictions in which it carries on business except where the failure to register would not have a Material Adverse Effect on SSPI or SSPC as the case may be;

      (k) each of SSPI and SSPC has full corporate power and authority to enter into this Agreement and to perform its obligations set out herein, and the Agreement has been duly authorized, executed and delivered by each of SSPI and SSPC and constitutes a legal, valid and binding obligation of each of SSPI and SSPC enforceable in accordance with its terms;

      (l) neither SSPC nor SSPI is in default or breach of, and the execution and delivery of this Agreement by SSPC and SSPI and the performance of the transactions contemplated thereby will not result in a breach of, and do not create a state of facts which, after notice or lapse of time or both, will result in a breach of, and do not and will not conflict with, any of the terms, conditions or provisions of the constating documents, resolutions or bylaws of SSPC or SSPI;

      (m) SSPC and SSPI hold all licenses and permits required for the conduct in the ordinary course of their respective businesses as presently conducted by them and all such licenses and permits are in good standing and the conduct and uses of the same by them are in compliance with all laws and other restrictions, rules, regulations and ordinances applicable to them and their respective businesses, save and except for breaches which do not have a Material Adverse Effect on SSPC or SSPI, as the case may be, or their respective businesses as currently conducted;

      (n) SSPI has the right, power and authority to direct the transfer of the Vendor's Shares to SSPC and SSPC has the right, power and authority to receive same, and neither such direction nor reception of the Vendor's Shares gives rise to any liability under taxation or other laws;

      (o) the making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof do not and will not:

            (i) conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any court or governmental authority, domestic or foreign, to which SSPI or SSPC are subject;

            (ii) give to any person any right, remedy, cause of action, right of termination, cancellation or acceleration in or with respect to any understanding, agreement, contract, or commitment, written, oral or implied to which SSPI or SSPC or any predecessor or shareholder thereof is or was a party with the exception that no such representation and warranty is made with respect to the Association Contracts;

            (iii) give to any government or governmental authority including any governmental department, commission, bureau, board, or administrative agency any right of termination, cancellation, or suspension of, or constitute a breach of or result in a default under any permit, license, control, or authority issued to SSPI or SSPC and which is necessary or desirable in connection with the conduct and operation of the businesses currently conducted by SSPI and SSPC with the exception that no such representation and warranty is given with respect to any permit, license, contract or authority granted under or in connection with the Association Contracts;

            (iv) constitute a default by SSPI or SSPC or an event which, with the giving of notice or lapse of time or both, might constitute an event of default or nonobservance under any agreement, contract, indenture or other instrument relating to any indebtedness of SSPI or SSPC which would give any person the right to accelerate the maturity for the payment of any amount payable under that agreement, contract, indenture, or other instrument;

            such that there would be a Material Adverse Effect on them;

      (p) SSPI and its subsidiaries are the beneficial owners of or have the right to acquire the interests in the properties, business and assets referred to in the Public Record, which interests in the properties, business and assets represent all interests of SSPI and its subsidiaries in any properties, business or assets and any and all agreements pursuant to which SSPI or its subsidiaries hold or will hold any such interest in property, business or assets are in good standing in all material respects according to their terms, and the properties are in good standing in all material respects under the applicable statues and regulations of the jurisdictions in which they are situated;

      (q) the Public Record is in all material respects accurate and omits no facts, the omission of which makes the Public Record, or any particulars therein, misleading or incorrect, as at the date they were made;

      (r) SSPI is not party to and has not granted and no person has any agreement, warrant, option, right or privilege, consensual or arising by law, present or future, contingent or absolute, capable of becoming an agreement, warrant, option, right or privilege for the creation, purchase, acquisition, subscription, issuance or allotment of any shares of SSPI or securities convertible into or exchangeable for shares of SSPI or to convert or exchange any securities into or for shares of SSPI, or to require SSPI to purchase, redeem or otherwise acquire any of the issued and outstanding shares in its capital except as disclosed in the Public Record or as contemplated hereunder;

      (s) no judgments, investigations, actions, suits, inquiries or proceedings are outstanding or pending or, to the knowledge of SSPI, are contemplated or threatened to which SSPI or its subsidiaries is a party or to which the property of SSPI or its subsidiaries is subject at law or in equity that would have a Material Adverse Effect on the business, operations, condition (financial or otherwise) of SSPI and its subsidiaries, on a consolidated basis;

      (t) the SSPI Financial Statements were prepared in accordance with Canadian general accepted accounting principles applied on a basis consistent with prior years (in respect of any predecessors of SSPI) and are true and correct in every material respect and present fairly and accurately the financial condition and position of SSPI and it subsidiaries as at the dates set out therein and the results of its operations and the changes in its financial position for the periods then ended, in accordance with Canadian generally accepted accounting principles;

      (u) except as disclosed in the Public Record, there has not been any material change in the assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of SSPI and its subsidiaries, on a consolidated basis, as set forth in the SSPI Financial Statements and there has not been any material adverse change in the business, operations or condition (financial or otherwise) or results of the operations of SSPI and its subsidiaries, on a consolidated basis, since June 30, 1996 and since that date there have been no material facts, transactions, events or occurrences which could have a Material Adverse Effect on the business of SSPI and its subsidiaries, on a consolidated basis;

      (v) none of SSPI's or any of its subsidiaries' businesses, assets or properties are subject to any judicial or administrative proceeding alleging the violation of any applicable law, judgment, decree, order, injunction, rule, statute or regulation except where such violation would not have a Material Adverse Effect on SSPI or its subsidiaries;

      (w) except as disclosed in Schedule "G", neither SSPI nor any of its subsidiaries has any material contract, agreement, undertaking or arrangement, whether oral, written or implied, which cannot be terminated on not more than one month's notice and neither SSPI nor any of its subsidiaries has any outstanding material agreements, contracts or commitments (whether written or oral) whatsoever relating to or affecting the conduct of their businesses as currently carried on or any of their assets or for the purchase, sale or lease of any of their assets with the exception of this Agreement;

      (x) each of SSPI and its subsidiaries has been assessed for income tax for all years to and including the fiscal year of each of SSPI and its subsidiaries ended on December 31, 1995, and each of SSPI and its subsidiaries has withheld and remitted to all applicable tax collecting authorities all amounts required to be remitted to all tax collecting authorities respecting payments to employees or to nonresidents, or otherwise and has paid all instalments or corporate taxes due and payable as of the date hereof;

      (y) all tax returns and reports of each of SSPI and its subsidiaries required by law to be filed prior to the date hereof including all income tax returns and all other corporate tax returns required to be filed with any governmental taxing authority or board have been filed and are true, complete and correct, and all taxes and other government charges including all income, excise, sales, business and property taxes and other rates, charges, assessment, levies, duties taxes, contributions, fees, licenses, interest and penalties required to be paid have been paid, and if not required to be paid as at the date hereof, have been accrued in the SSPI Financial Statements;

      (z) adequate provision has been made for taxes payable by each of SSPI and its subsidiaries which are not yet due and payable and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or reassessment of any taxing authority or board or the filing of any tax return by or payment of any tax, governmental charge or deficiency by any of SSPI or its subsidiaries, and there are no contingent tax liabilities or any grounds which would prompt a reassessment, including aggressive treatment of income and expenses in filing earlier tax returns;

      (aa) no authorization, approval, order, license, permit or consent of any governmental authority, regulatory body or court, and no registration, declaration or filing by either of SSPI or SSPC with any such governmental authority, regulatory body or court is required in order for SSPI and SSPC to complete the within purchase and sale, to duly perform and observe the terms and provisions of this Agreement, to allot and issue the SSPI Preferred Shares, and to render this Agreement legal, valid, binding and enforceable in accordance with its terms with the exception that no representation and warranty is given as to any authorizations, approvals, orders, licenses, permits or consents required under the Association Contracts;

      (ab) neither SSPI nor SSPC has guaranteed or agreed to guarantee any indebtedness or other obligation of any party except as described in the SSPI Financial Statements;

      (ac) no order ceasing or suspending trading in securities of SSPI or prohibiting the sale of securities by SSPI has been issued and no proceedings for this purpose have been instituted, are pending, contemplated or threatened;

      (ad) SSPI has not, directly or indirectly, declared or paid any dividend or declared or made any other distribution on any of its shares or securities of any class, or, directly or indirectly, redeemed, purchased or otherwise acquired any of its shares or securities or agreed to do any of the foregoing;

      (ae) since June 30, 1996, there has not been any occurrence or event which has had, or might reasonably be expected to have, a Material Adverse Effect on the business of SSPI or SSPC as currently carried on or the results of their operations;

      (af) neither SSPI nor SSPC has increased the pay of or paid or agreed to pay any pension, bonus, share of profits or other similar benefit of any individual named on the "Summary Compensation Table" in the Management Information Circular of SSPI as at May 8, 1996;

      (ag) since June 30, 1996, no single capital expenditure or commitment therefor has been made by SSPI or SSPC other than as previously disclosed in writing to the Vendor;

      (ah) there is not, in the constating documents or bylaws of SSPI or in any agreement, mortgage, note, debenture, indenture or other instrument or document to which SSPI is a party, any restriction upon or impediment to the declaration or payment of dividends by the directors of SSPI or the payment of dividends by SSPI to the holders of its common shares;

      (ai)  neither SSPI nor SSPC:

            (i) is in breach of any of the terms, covenants, conditions or provisions of, is in default under, or has done or omitted to do anything which, with the giving of notice or lapse of time or both, would constitute a breach of or a default under any contract to which it is a party provided that no representation or warranty is given with respect to any beach or default under the Association Contracts which may arise as a result of the entering into of this Agreement and the completion of the transactions contemplated hereby;

            (ii) is in violation of nor are any present uses by either SSPI or SSPC of any of its assets in violation of or contravention of any applicable law, statute, order, rule or regulation;

            (iii) is in breach or default under any judgment, injunction or other order or aware of any judicial, administration, governmental, or other authority or arbitrator by which either SSPI or SSPC is bound or to which either SSPI or SSPC or any of their assets are subject except where such breach or violation would not have a Material Adverse Effect;

      (aj) The Montreal Trust Company of Canada at its office in Calgary, Alberta has been duly appointed as the transfer agent and registrar for all of the outstanding common shares of SSPI;

      (ak) each of the material contracts referred to in the Public Record to which SSPI or its subsidiaries is a party has been duly authorized, executed and delivered by the parties thereto and is a legal, valid and binding obligation of the parties thereto enforceable in accordance with their respective terms; and

      (al) SSPI is not a nonresident of Canada for the purposes of the INCOME TAX ACT (Canada).

5.          COVENANTS OF THE VENDOR

5.1         The Vendor shall:

      (a) duly and punctually perform all the obligations to be performed by him under this Agreement; and

      (b) execute all such documents and do all such things as shall be reasonably necessary to give full effect to this Agreement.

6.          COVENANTS OF SSPI

6.1         SSPI shall:

      (a) use its best efforts to file the Preliminary Prospectus within two weeks of the Closing Date and to obtain a receipt for the Final Prospectus by September 30, 1996;

      (b) use its best efforts to obtain a listing of SSPI's common shares on a stock exchange recognized under the INCOME TAX ACT (Canada) by September 30, 1996;

      (c) ensure that at the respective times of filing and at all times subsequent to the filing thereof during the distribution of the SSPI Shares, the Preliminary Prospectus, and the Final Prospectus will fully comply with the requirements of applicable securities legislation;

      (d) duly and punctually perform all the obligations to be performed by it under this Agreement, and cause SSPC to duly and punctually perform all the obligations to be performed by it under this Agreement;

      (e) execute, and will cause SSPC to execute, all such documents and shall do, and will cause SSPC to do, all such things as shall be reasonably necessary to give full effect to this Agreement;

      (f) continue under the laws of the Yukon Territory within 30 days of the date hereof;

      (g) until such time as Robert Hefner and Brian Egolf became directors of SSPI, give them reasonable prior notice of all meetings of the board of directors of SSPI and afford them observer status at such meetings;

      (h) purchase within 45 days of the date hereof and maintain in good standing for a period of two years thereafter, an insurance policy or policies insuring the directors and officers of the Company against reasonable risks of liability and costs in an amount no less than U.S. $3 million;

      (i) reserve and keep available a sufficient number of common shares of SSPI for the purpose of enabling it to satisfy its obligations to issue common shares upon the conversion of the SSPI Preferred Shares;

      (j) cause the SSPI Shares and the certificates representing the same from time to time acquired pursuant to the conversion of the SSPI Preferred Shares to be duly issued and delivered in accordance with the Articles of SSPI;

      (k) cause all SSPI Shares which shall be issued upon conversion of the SSPI Preferred Shares shall be fully paid and non-assessable at the time of conversion;

      (l)   use its best efforts to maintain its corporate existence;

      (m) use its best efforts to ensure that all common shares of SSPI outstanding or issuable from time to time continue to be traded on the Canadian Dealing Network, the Alberta Stock Exchange or such other exchange or electronic trading facility satisfactory to the directors of SSPI;

      (n) duly and punctually take all such steps as shall be necessary to cause the removal of any order which may be issued ceasing or suspending trading in the securities of SSPI or prohibiting the sale of such securities or otherwise take all such steps as shall be necessary to allow the issuance of SSPI Shares upon exercise of the SSPI Preferred Shares, notwithstanding the existence of such order;

      (o) make all requisite filings under applicable securities legislation including those necessary to remain a reporting issuer not in default in the provinces of Ontario and Alberta until the date of conversion of the SSPI Preferred Shares in accordance with their terms and it will use its reasonable best efforts to:

            (i) maintain that status for a period of one year from the date hereof;

                  and

            (ii) become a reporting issuer in British Columbia, if it is not already one, and maintain that status for a period of 12 months thereafter;

      (p) if SSPI pays a dividend or makes any other distribution in cash or property or securities of SSPI (including rights, options or warrants to acquire common shares of SSPI or securities convertible into or exchangeable for common shares of SSPI and including evidences of its indebtedness) to holders of the common shares of SSPI prior to the date of conversion of the SSPI Preferred Shares in accordance with their terms, SSPI agrees that it will pay the same amount of such dividend or make the same distribution to the holders of the SSPI Preferred Shares, as if they were holders of the SSPI Shares. SSPI will mail a notice to each holder of SSPI Preferred Shares specifying the particulars of such payment or distribution within two (2) Business Days of such payment or distribution; and

      (q) deliver a notice to each holder of the SSPI Preferred Shares of the issuance of the receipts for the Final Prospectus, together with a commercial copy of the Final Prospectus, within two days of the issuance of such receipt.

7.          NON-MERGER

7.1 The representations, warranties, covenants and agreements of the Vendor contained herein and those contained in the documents and instruments delivered pursuant hereto will survive the Closing Date for a period of one year from the date hereof, and notwithstanding the completion of the transactions herein contemplated, the waiver of any condition contained herein (unless such waiver expressly releases the Vendor of such representation, warranty, covenant or agreement), or any investigation by SSPC, the same will remain in full force and effect during that period.

7.2 The representations, warranties, covenants and agreements of SSPC and SSPI contained herein and those contained in the documents and instruments delivered pursuant hereto will survive the Closing Date for a period of one year, and notwithstanding the completion of the transactions herein contemplated, the waiver of any condition contained herein (unless such waiver expressly releases SSPC and SSPI of such representation, warranty, covenant or agreement), or any investigation by the Vendor, the same will remain in full force and effect during that period.

8.          CONDITIONS PRECEDENT

8.1 The obligations of SSPC and SSPI to consummate the transactions herein contemplated are subject to the fulfilment of each of the following conditions at the times stipulated:

      (a) the representations and warranties of the Vendor contained herein are true and correct in all respects;

      (b) all covenants, agreements and obligations hereunder on the part of the Vendor to be performed or complied with at or prior to the Closing, including the Vendor's obligation to deliver the documents and instruments herein provided for, shall have been performed and complied with at and as of the Closing;

      (c) all contracts, other than as detailed in Schedule "G", shall have been terminated without further obligation to the Company;

      (d) the Vendor shall have entered into the Escrow Agreement and shall have executed all such other documents as may be required by the Ontario Securities Commission and the Alberta Stock Exchange providing for restrictions on the resale of the SSPI Preferred Shares and the SSPI Shares;

      (e)   the Vendor shall have entered into the Voting Support Agreement; and

      (f) the Cimarrona Agreement and the Esmeralda Agreement shall have been executed by all parties thereto, and all conditions precedent to the consummation of the transactions contemplated therein, except for the execution and delivery at the closing Certificate referenced therein, shall have been satisfied or waived.

8.2 The conditions set forth in Section 8.1 are for the exclusive benefit of SSPI and may be waived by SSPI in writing in whole or in part at any time.

8.3 The obligations of the Vendor to consummate the transactions herein contemplated are subject to the fulfilment of each of the following conditions:

      (a) the representations and warranties of SSPC and SSPI contained herein are true and correct in all material respects; and

      (b) all covenants, agreements and obligations hereunder on the part of SSPC and SSPI to be performed or complied with at or prior to the Closing, including SSPC's and SSPI's obligations to deliver the documents and instruments herein provided for, shall have been performed and complied with as at the Closing;

      (c) the terms of any escrow restrictions imposed by the Ontario Securities Commission with respect to the resale of the SSPI Preferred Shares and the SSPI Shares shall be acceptable to the Vendor;

      (d) SSPI shall have executed the Management Contract, the Registration Rights Agreement, the Esmeralda Agreement and the Cimarrona Agreement and all conditions precedent to the transactions contemplated by the Esmeralda Agreement and the Cimarrona Agreement, except for the execution and delivery of the Closing Certificate referenced therein, shall have been satisfied or waived.

8.4 The conditions set forth in Section 8.3 are for the exclusive benefit of the Vendor and may be waived by the Vendor in whole or in part at any time.

8.5 The obligations of the Vendor, SSPI and SSPC to complete and give effect to the transactions herein contemplated are further subject to the due execution of the Closing Certificate by or on behalf of all parties whose execution is provided for therein.

9.          TRANSACTIONS OF THE VENDOR AT THE CLOSING

9.1 At the Closing, the Vendor will execute and deliver or cause to be executed and delivered all documents, instruments, resolutions and share certificates as are necessary to effectively transfer the Vendor's Shares to SSPC, free and clear of all Liens, including:

      (a) certified copies of resolutions of the directors of the Company authorizing the transfer of the Vendor's Shares and certified copies of resolutions of the directors of the Company authorizing the registration of the Vendor's Shares in the name of SSPC and authorizing the issue of new share certificates representing the Vendor's Shares in the name of SSPC;

      (b) share certificates representing the Vendor's Shares duly endorsed for transfer to SSPC;

      (c)   duly issued share certificates in the name of SSPC;

      (d) resignations in writing of all the directors and officers and signing officers of the Company;

      (e) all corporate records and books of account of the Company including, without limiting the generality of the foregoing, minute books, share register books, share certificate books and annual reports;

      (f) a Closing Warranty and Certificate from the Vendor confirming that the conditions to be satisfied by the Vendor, unless waived, set out in Section 8.1 have been satisfied at the Closing;

      (g)   the Voting Support Agreement duly executed by the Vendor;

      (h) the Escrow Agreement duly executed by the Vendor together with duly executed copies of such other documents as may be required under
            Section 8.1 (d) of this Agreement;

      (i) consents to act as directors of SSPI duly executed by Robert Hefner and Brian Egolf;

      (j) a legal opinion from counsel to the Company addressed to SSPI in form satisfactory to SSPI; and

      (k) all such other documents and instruments as SSPI may reasonably require including but not limited to all geologic information, and data from drilling and exploration, computer data including information as to the Properties, administrative information, plans and drawings and all exploration data including computer input, computer models and computer outputs and all accounting information, vouchers, receipts, accounting entries and diaries of the Company.

10.         TRANSACTIONS OF SSPI AT THE CLOSING

10.1 At the Closing, SSPC and SSPI will deliver or cause to be executed and delivered all documents, instruments, resolutions and share certificates as are necessary to effectively transfer the SSPI Preferred Shares to the Vendor, free and clear of all Liens, including:

      (a) certified copies of resolutions of the directors of SSPC and SSPI authorizing the entering into of this Agreement and the carrying out of the transactions contemplated herein and certified copies of resolutions of the directors of SSPI authorizing the issuance of SSPI Preferred Shares and the SSPI Shares;

      (b) duly issued share certificates representing the SSPI Preferred Shares in the name of the Vendor as provided in Section 2.3 hereof;

      (c) a Closing Warranty and Certificate from SSPC and SSPI confirming that the conditions to be satisfied by SSPC and SSPI, unless waived, set out in Section 8.3 have been satisfied at the Closing;

      (d) a legal opinion from counsel to SSPC and SSPI addressed to the Vendor and in form satisfactory to the Vendor;

      (e) a directors' resolution of SSPI appointing Robert Hefner and Brian Egolf as directors of SSPI effective upon the continuation of SSPI under the laws of the Yukon Territory and the satisfaction of
            Section 6.1(h);

      (f)   the Management Contract duly executed by SSPI;

      (g)   the Registration Rights Agreement duly executed by SSPI; and

      (h) all such other documents and instruments as the Vendor may reasonably require with respect to SSPC and SSPI, including but not limited to:

            (i)   a draft form of the Preliminary Prospectus;

            (ii) a letter from counsel to SSPI advising of the status of SSPI's application to list its common shares on the Alberta Stock Exchange; and

            (iii) a letter from SSPI and Yorkton Securities Inc. discussing the plans of Yorkton Securities Inc. to carry out a private placement for SSPI.

11.         INDEMNITY

11.1 Subject to Section 11.2, the Vendor will indemnify and hold harmless SSPI from and against:

      (a) any and all losses, damages or deficiencies resulting from any misrepresentation, breach of warranty or non-fulfilment of any covenant on the part of the Vendor under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to SSPI or SSPC hereunder;

      (b) any and all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses incidental to any of the foregoing; and

      (c) any and all liability to which SSPI or SSPC is subject as a result of the failure of the Vendor to pay such tax obligations of the Vendor as are determined to exist arising from the transactions contemplated herein;

and if any action or claim shall be asserted against SSPI or SSPC in respect of which indemnity may be sought hereunder, SSPI or SSPC, as the case may be, shall promptly notify the Vendor in writing and the Vendor shall assume the defence thereof at his expense through legal counsel acceptable to SSPI. No party shall effect a settlement of such action or claim without the written consent of the other party, such consent not to be unreasonably withheld or delayed.

11.2 The maximum extent of the liability of the Vendor under Section 11.1 herein (with the exception of liability arising directly or indirectly by reason of a misrepresentation or breach of warranty as it relates to the representations and warranties contained in Section 3.1(a), 3.1(d) and 3.1(ad) to 3.1(ai)) shall be limited in the aggregate to the market value, as at the date of a claim for indemnity, of the SSPI Preferred Shares or SSPI Shares of the Vendor, as the case may be acquired pursuant to this Agreement and then held subject to the Escrow Agreement as at such date, and the Vendor shall have no further personal liability to SSPI or SSPC in this regard.

11.3 Subject to the maximum limit on liability in Section 11.2 the Vendor can satisfy any liability referred to in Section 11.2 herein by either paying the amount thereof to SSPI or surrendering or causing to be surrendered to SSPI such of the Vendor's SSPI Preferred Shares or SSPI Shares or the rights thereto then held subject to the Escrow Agreement as at the date of receipt of a claim for indemnity as have a market value equal to the amount of the liability.

11.4 In circumstances where the Vendor is liable under Section 11.1 in respect of a misrepresentation or breach of warranty as it relates to a representation or warranty contained in Sections 3.1(a), 3.1(d) and 3.1(ad) to 3.1(ai), SSPC and SSPI agree that it shall first exhaust recourse against the SSPI Preferred Shares or SSPI Shares of such Vendor, as the case may be, then held subject to the Escrow Agreement, to satisfy such liability in which case the provisions of Section 11.3 apply mutatis mutandis, and SSPI may only further seek recourse against the Vendor generally in circumstances where the market value of such SSPI Preferred Shares or SSPI Shares, as the case may be, is not sufficient to satisfy such liability under Sections 3.1(a), 3.1(d) and 3.1(ad) to 3.1(aj).

11.5 For the purposes of Sections 11.2 and 11.3, herein the "market value" of the SSPI Preferred Shares or SSPI Shares or the rights thereto shall be deemed to be equal to the weighted average of the closing prices at which SSPI's common shares have traded on the Alberta Stock Exchange or, if such shares are not then listed on the Alberta Stock Exchange, on such stock exchange or electronic trading facility on which the shares then trade as may be selected by the board of directors of SSPI, during the 20 most recent trading days ending on the trading day immediately prior to the date of a claim for indemnity.

11.6 SSPC and SSPI will indemnify and hold harmless the Vendor from and against:

      (a) any and all losses, damages or deficiencies resulting from any misrepresentation, breach of warranty or non-fulfilment of any covenant on the part of SSPC or SSPI under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Vendor hereunder; and

      (b) any and all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses incidental to any of the foregoing;

and if any action or claim shall be asserted against the Vendor in respect of which indemnity may be sought hereunder, the Vendor shall notify SSPI in writing and SSPI shall assume the defence thereof at its expense through legal counsel acceptable to the Vendor. No party shall effect a settlement of such action or claim without the written consent of the other party, such consent not to be unreasonably withheld or delayed.

11.7 SSPI shall bear the costs relating to the test procedures in respect of the El Segundo No. 1 well as detailed in Schedule "H". To the extent such costs exceed the amounts set forth in Schedule "H", the Vendor, together with the vendors under the Cimarrona Agreement and the Esmeralda Agreement, shall reimburse SSPI for the excess pursuant to Section 11.8 hereof.

11.8 If the costs relating to the test procedures in respsct of El Segundo No 1 well exceed the amounts set forth in Schedule "H", GHK Company Colombia shall submit invoices to the Manager (as defined in the Management Contract), SSPI and the Vendor in respect of such excess amounts within 90 days of the date hereof. Once satisfied that such invoices accurately reflect actual costs incurred in respect of the test procedures, the Vendor shall within 30 days after such 90-day period pay to the Manager, and direct the Manager to pay to SSPI, a portion of such costs equivalent to his pro rata share of the aggregate number of warrants and preference shares in SSPI issued to the Vendor under this Agreement and the vendors under the Cimarrona Agreement and the Esmeralda Agreement.

11.9 The Vendor shall be entitled to a portion, equivalent to his pro rata share of the aggregate number of warrants and preference shares in SSPI issued to the Vendor under this Agreement and the vendors under the Cimarrona Agreement and the Esmeralda Agreement, of any revenues generated by the production or sale of oil produced from El Segundo No. 1 well prior to the Closing. The Vendor shall be entitled to require from GHK Company Colombia an accounting of any such revenues within 90 days of the date hereof and SSPI shall within 30 days after such 90-day period pay to the Vendor the portion of such proceeds set forth in this Section 11.9.

12.         CONTRACTUAL RIGHT OF ACTION FOR RESCISSION

12.1 In the event that the Vendor, in circumstances where he acquires the SSPI Shares upon the conversion of the SSPI Preferred Shares as provided for in the Final Prospectus, is or becomes entitled under applicable securities legislation to the remedy of rescission by reason of the Final Prospectus or any amendment thereto containing a misrepresentation, the Vendor shall be entitled to rescission not only of the conversion of the SSPI Preferred Shares but also of the transaction hereunder pursuant to which the SSPI Preferred Shares were initially acquired. The foregoing is in addition to any other right or remedy available to the Vendor under applicable securities legislation or otherwise at law.

13.         ISSUANCE OF SSPI SHARES

13.1 The Vendor hereby irrevocably directs SSPI to deliver such of the SSPI Shares as are issuable upon the exercise of the SSPI Preferred Shares held by Montreal Trust Company of Canada under the terms of the Escrow Agreement to Montreal Trust Company of Canada to be held under the terms of the Escrow Agreement.

14.         COUNTERPARTS

14.1 This Agreement may be executed in any number of facsimile counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same document.

15.         TIME OF THE ESSENCE

15.1        Time is of the essence of this Agreement.

16.         ENTIRE AGREEMENT

16.1 This Agreement, together with the agreements and documents provided for herein, contains the entire agreement between the parties hereto in respect of the purchase and sale of the Vendor's Shares and there are no warranties, representations, terms, conditions or collateral agreements, express or implied, other than expressly set forth or provided for in this Agreement.

17.         FURTHER ASSURANCES

17.1 The parties will execute and deliver such further documents and instruments and do all such acts and things as may be reasonably necessary or requisite to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated by this Agreement, and the parties will cooperate in respect of any requirement to file an application with Investment Canada.

18.         SUCCESSORS AND ASSIGNS

18.1 This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

19.         NOTICE

19.1 Any notice required or permitted to be given under this Agreement will be validly given if in writing and delivered or sent by pre-paid registered mail, to the following addresses:

      (a)   If to the Vendor:

                    ROBERT A. HEFNER, III
                    2121 Kirby Drive #65E
                    Houston, Texas  77019
                    U.S.A.

      (b)   If to SSPI or SSPC:

                    SEVEN SEAS PETROLEUM INC.
                    Suite 960 - 1900 Post Oak Boulevard
                    Houston, Texas  77056
                    U.S.A.
                    Attention:  Timothy Stephens

or to such other address as any Party may specify by notice in writing to the other.

19.2 Any notice delivered on a business day will be deemed conclusively to have been effectively given on the date notice was delivered.

19.3 Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

20.         VENDOR'S NOMINEE

20.1 The Vendor may, without SSPC's or SSPI's consent, elect to nominate a company or other legal entity, including a company which may be hereafter incorporated, to be the recipient of all or any part of the SSPI Preferred Shares which are to be issued by SSPI and to which the Vendor shall be entitled pursuant to Section 2.3 herein. Such nomination will not take effect until communication thereof to SSPI, or to SSPI's solicitors. Once such communication has been made, the nominee elected by the Vendor will be deemed to be the Vendor hereunder for purposes of receiving the applicable SSPI Preferred Shares and for all purposes after the Closing Date, but the Vendor will in no way be released from its representations, warranties and obligations hereunder despite the election or appointment of a nominee.

21.         PROPER LAW

21.1 This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and the parties will attorn to the Courts thereof.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed and delivered this 26th day of July, 1996.

SIGNED, SEALED AND DELIVERED by           )
ROBERT A. HEFNER, III in the presence of: )
                                          )
--------------------------------------    )
Signature                                 )
                                          )     -------------------------------
--------------------------------------    )     ROBERT A. HEFNER, III
Print Name                                )
                                          )
--------------------------------------    )
Address                                   )
                                          )
--------------------------------------    )
                                          )
--------------------------------------    )
Occupation                                )

SEVEN SEAS PETROLEUM COLOMBIA INC.

Per:  _________________________________
      Authorized Signatory

SEVEN SEAS PETROLEUM INC.

Per:  _________________________________
      Authorized Signatory

This is page 32 of an Agreement dated the 26th day of July, 1996 between ROBERT
A. HEFNER, III, SEVEN SEAS PETROLEUM COLOMBIA INC. AND SEVEN SEAS PETROLEUM INC.